Exhibit 10.44
INCENTIVE STOCK OPTION AGREEMENT
under the
TRACTOR SUPPLY COMPANY
2009 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT, dated as of «Grant_Date» between TRACTOR SUPPLY COMPANY, a Delaware corporation (the “Company”), and «First_Name» «Middle» «Last_Name» (the “Optionee”).
The Company’s Compensation Committee (the “Committee”) has determined that the objectives of the Company’s 2009 Stock Incentive Plan (the “Plan”) will be furthered by granting to the Optionee an option pursuant to the Plan.
In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement (the “Agreement”), the Company and the Optionee hereby agree as follows:
SECTION 1. Grant of Option. The Company hereby grants to the Optionee a stock option to purchase «ISO_Number_of_Shares» shares of the Common Stock of the Company, at a purchase price of «Grant_Price» per share (the “Exercise Price”), which option is intended to qualify for the special incentive stock option tax treatment described in Code section 422.
The Company cannot guarantee that the special tax treatment will apply. For example, if the Optionee sells the Common Stock acquired pursuant to the exercise of this option either within two years after the date of this Agreement or within one year after the date this option (or part thereof) is exercised, this special tax treatment will not apply.
If the option (or any part thereof) does not qualify for incentive stock option treatment for any reason, then, to the extent of such nonqualification, the option (or portion thereof) shall be treated as a nonqualified stock option granted under the Plan, provided that the option (or portion thereof) otherwise satisfies the terms and conditions of the Plan generally relating to nonqualified stock options.
SECTION 2. Exercisability. Subject to Section 4 hereof, the option shall be exercisable as follows:

	Shares	Cumulative
	Becoming	Shares
On and After	Exercisable	Exercisable

«Vest_3313Grant_Date_Plus_1_year»	«ISO_2010_Vest»	«ISO_2010_Cum»
«Vest_6623Grant_Date_Plus_2_years»	«ISO_2011_Vest»	«ISO_2011_Cum»
«Vest _100Grant_Date_Plus_3_years»	«ISO_2012_Vest»	«ISO_2012_Cum»

Through «ExpirationGrant_Date_plus_10_years»	«ISO_DISO_Shares»

SECTION 3. Method of Option Exercise; Involuntary Option Cash-Out.
(a) The option or any part thereof may be exercised, with respect to whole shares only, by giving to the Company written notice of exercise in the form attached hereto as Exhibit A. The Optionee shall exercise any options through the Company sponsored exercise program. The Optionee shall have no right to receive shares of Common Stock with respect to an option exercise, prior to the option exercise date.
(b) At any time after the Company’s receipt of written notice of exercise and prior to the option exercise date, the Committee, in its sole discretion, shall have the right, by written notice to the Optionee, to cancel the option or any part thereof subject to the written notice of exercise if the Committee, in its sole judgment, determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Stock from, and/or the Optionee’s sale of Common Stock to, the public markets illegal, impracticable or inadvisable. If the Committee determines to so cancel the option or any part thereof subject to the written notice of exercise, the Company shall pay to the Optionee an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Common Stock subject to the option or part thereof cancelled (determined as of the option exercise date) over (ii) the aggregate Exercise Price of the shares of Common Stock subject to the option or part thereof cancelled. Such amount shall be delivered to the Optionee as soon as practicable after such option or part thereof is cancelled.
SECTION 4. Termination of Employment.
(a) General Rule. The non-vested portion of any option shall terminate and expire upon the Optionee’s termination of employment for any reason except that upon termination of Optionee’s employment or service as a result of (1) death or (2) disability (as defined below), any unvested portion of the option granted hereunder shall vest in full as of the date of such termination. The vested portion shall remain exercisable following termination of employment only under the circumstances and to the extent provided in this Section 4.
(b) Termination for Cause; Optionee Quits Employment. If the Optionee’s employment is terminated for Cause or if the Optionee quits employment, whether or not the Optionee is a party to a written employment contract, the option granted hereunder shall immediately terminate and become void and of no effect on the day the Optionee’s employment terminates.
(c) Regular Termination; Leaves of Absence. If the Optionee’s employment terminates for reasons other than as provided in subsection (b) above or subsections (d) or (e) below, the vested portion of the option granted hereunder may be exercised until the earlier of (i) three months after the day the Optionee’s employment terminates and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement; provided that the Committee may determine, in its sole discretion, such longer or shorter period for exercise (not to exceed the remaining term of the option) in the case of an individual whose employment terminates for reasons as provided herein in subsection (c), or solely because his employer ceases to be an Affiliate or he transfers his employment with the Company’s consent to a purchaser of a business disposed of by the Company. Subject to Section 4(e) below, the Committee may, in its discretion, determine (A) whether any leave of absence (including short-term or long-term disability or medical leave) constitutes a termination of employment within the meaning of the Plan and (B) the impact, if any, of any such leave on awards under the Plan theretofore made to an Optionee who takes any such leave.

Any extension of the exercise period beyond 90 days from the date of such termination will automatically disqualify the option from the special tax treatment accorded incentive stock options.
(d) Death. In the event that the Optionee’s employment terminates by reason of death, or if the Optionee’s employment shall terminate as described in subsection (c) above and he dies within the period for exercise provided for therein, the vested portion of the option shall be exercisable by the person to whom the option has passed under the Optionee’s will (or if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the Optionee’s death and (ii) the date on which the option otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement.
(e) Disability. In the event that Optionee’s employment or service terminates by reason of Disability (as defined below), the vested portion of the option granted hereunder shall be exercisable by Optionee until the earlier of (i) three years following the date of such termination of employment or service, and (ii) the date on which the option granted hereunder otherwise terminates or expires in accordance with the applicable provisions of the Plan and this Agreement. For purposes of this Agreement, “Disability” means a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
(f) Change in Control. Notwithstanding anything to the contrary contained herein, unless otherwise provided in another contractual agreement between the Company and Optionee, if within one year following a Change in Control, the Optionee’s employment with the Company (or its successor) is terminated by reason of (i) Retirement or Early Retirement, (ii) for Good Reason by the Optionee or (iii) involuntary termination by the Company for any reason other than for Cause, all Options granted hereunder shall vest in full as of the date of such termination. Notwithstanding the foregoing, in connection with a Change in Control, the Committee may, in its discretion, by resolution adopted prior to the occurrence of the Change in Control, provide that this Option shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment per share in an amount based on Fair Market Value of the shares of Common Stock with reference to the Change in Control less the Exercise Price, which amount may be zero (0) if applicable. For purposes of clarity, if the Fair Market Value is less than the Exercise Price at the time of such cancellation, the Grantee shall receive $0, and no consideration shall be given to the time value of the options granted hereunder.
(g) Right of Discharge Reserved. Nothing in the Plan or this Agreement shall confer upon the Optionee or any other person the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate the employment of the Optionee or any other person.

SECTION 5. Withholding Tax Requirements. If as a condition of delivery of shares of Common Stock upon the Optionee’s exercise of an option granted hereunder the Committee determines that it is necessary or advisable to withhold an amount sufficient to satisfy any federal, state and other governmental withholding tax requirements related thereto, then the Optionee shall be required to satisfy all withholding tax requirements related to such option in accordance with Sections 6.4 and 14.6 of the Plan. By entering into this Agreement, the Optionee hereby agrees that, if the Committee shall make such determination, then (a) the Optionee shall remit the full amount necessary to satisfy such withholding tax requirements within 15 days after his receipt of a statement for such amount from the Committee (unless and to the extent that the Committee permits the Optionee to use the method of payment described in Sections 6.4(d) and 14.6 of the Plan), and (b) the Company shall be entitled to withhold the amount of any such tax requirements from any salary or other payments due to the Optionee, and to refuse to recognize such option exercise until full satisfaction of such withholding tax requirements. The Optionee further agrees and acknowledges that all other taxes, duties and fees related to such option exercise are for the Optionee’s own account and must be paid directly by the Optionee.
SECTION 6. Plan Provisions. This Agreement shall be subject to all of the terms and provisions of the Plan, which are hereby incorporated herein by reference and made a part hereof. Any term defined in the Plan shall have the same meaning in this Agreement as in the Plan, except as otherwise defined herein. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
SECTION 7. Optionee’s Acknowledgements. By entering into this Agreement the Optionee agrees and acknowledges that (a) he has received and read a copy of the Plan and (b) no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or this Agreement or any award thereunder or hereunder.
SECTION 8. Nontransferability. No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable by the Optionee (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, all rights granted to the Optionee under the Plan or under this Agreement shall be exercisable only by the Optionee.
SECTION 9. Execution of Agreement. Notwithstanding anything contained in this Agreement to the contrary, the option may not be exercised until the Optionee has returned an executed copy of this Agreement to the Company.
SECTION 10. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Corporate Controller of Tractor Supply Company at 200 Powell Place, Brentwood, Tennessee 37027, or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth below or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when received by personal delivery or by registered or certified mail to the party entitled to receive the same.

SECTION 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 14.1 of the Plan and Section 8 hereof, the heirs and personal representatives of the Optionee.
SECTION 12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee, without giving effect to the conflicts of laws principles thereof.
SECTION 13. Amendments to Option. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Option, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary affected.
SECTION 14. Definitions. As used in this Agreement the following terms shall have the meaning set forth below:
(a) “Cause” for termination by the Company of the Optionee’s employment shall mean (i) Optionee’s failure or refusal to carry out the lawful directions of the Company, which are reasonably consistent with the responsibilities of the Optionee’s position; (ii) a material act of dishonesty or disloyalty by Optionee related to the business of the Company; (iii) Optionee’s conviction of a felony, a lesser crime against the Company, or any crime involving dishonest conduct; (iv) Optionee’s habitual or repeated misuse or habitual or repeated performance of the Optionee’s duties under the influence of alcohol or controlled substances; or (v) any incident materially compromising the Optionee’s reputation or ability to represent the Company with the public or any act or omission by the Optionee that substantially impairs the Company’s business, good will or reputation.
(b) “Change in Control” shall mean, the happening of one of the following:
(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or
(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.
(c) “Early Retirement” shall mean retirement with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to having reached the age of 55 and ten years of service with the Company, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.
(d) “Good Reason” means (i) a material reduction in a Optionee’s position, authority, duties or responsibilities, (ii) any reduction in a Optionee’s annual base salary as in effect immediately prior to a Change in Control; (iii) the relocation of the office at which the Optionee is to perform the majority of his or her duties following a Change in Control to a location more than 30 miles from the location at which the Optionee performed such duties prior to the Change in Control; or (iv) the failure by the Company or its successor to continue to provide the Optionee with benefits substantially similar in aggregate value to those enjoyed by the Optionee under any of the Company’s pension, life insurance, medical, health and accident or disability plans in which Optionee was participating immediately prior to a Change in Control, unless the Optionee is offered participation in other comparable benefit plans generally available to similarly situated employees of the Company or its successor after the Change in Control.
(e) “Retirement” shall mean, retirement of Optionee from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Optionee having reached the age of 55 and ten years of service with the Company.
SECTION 15. Severability. If any provision of this Agreement is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the option award, or would disqualify the Plan or the option award under any laws deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the option award, such provision shall be stricken as to such jurisdiction, Person or option award, and the remainder of the Plan and option award shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRACTOR SUPPLY COMPANY	OPTIONEE:

By:
«First_Name» «Middle» «Last_Name»

Current Address: Please note changes below
«Street_Address»
«City». «State» «Zip»

Address: please print

EXERCISE NOTICE
Exhibit A
Corporate Controller
Tractor Supply Company
200 Powell Place
Brentwood, TN 37027
The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Stock Option Agreements (the “Agreement”), dated as of per Exhibit A, for, and to purchase thereunder, the number of shares of the common stock of Tractor Supply Company (the “Common Stock”), as provided for therein and set forth in Exhibit A. The full amount of the option exercise price shall be paid on the option exercise date, at the time this exercise notice is received by the Company (unless the Committee exercises its right to cancel the option (or any part thereof) subject hereto in accordance with Section 3.2 of the Tractor Supply Company Stock Incentive Plan (the “Plan”) and Section 3 of the Agreement). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan or the Agreement, as applicable.
Payment of the option exercise price shall be made in full by delivery to the Company of an assignment of the proceeds from the sale of Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, or in such other manner as may be determined by the Committee. The undersigned hereby agrees to provide, if so requested by the Committee, a written opinion of counsel satisfactory to the Company to the effect that such assignment of proceeds from such broker or selling agent, or delivery of shares of Common Stock already owned by the Optionee, if permitted by the Committee, would not result in the Optionee incurring any liability under Section 16(b) of the Securities Exchange Act of 1934 and such other opinions as the Committee may reasonably request.
The undersigned hereby agrees and acknowledges that he has received and reviewed a copy of the current prospectus relating to the issuance of shares under the Plan and the most recent annual report to stockholders of the Company.
The undersigned hereby further agrees to be bound by the terms and provisions of the Plan and the Agreement.

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Exercise of Stock Options:

	Vested Shares	Shares To Be
Grant Date	Available	Exercised

Please issue a certificate or certificates for such shares of Common Stock to me at the address set forth in the Agreement, or in the name of                      at the address listed below:
(Print)

Address:

Signature	Date

Printed

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